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                                   Exhibit B

                             Joint Filing Agreement

     The undersigned hereby agree that the statement on Schedule 13G with respect to the shares of Common Stock of International Microcomputer Software, Inc., dated March 15, 1999, and any further amendments thereto signed by each of the undersigned shall be filed on behalf of each of them pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

Date:  March 15, 1999         Capital Ventures International

                              By: Heights Capital Management, Inc., pursuant to a Limited Power of Attorney, a copy of which is filed as Exhibit A to the Schedule 13G

                                 By: /s/ Michael Spolan
                                    _______________________________
                                 Name:  Michael Spolan
                                 Title: General Counsel



Date:  March 15, 1999    Heights Capital Management, Inc.

                              By: /s/ Michael Spolan
                                 __________________________________
                              Name:  Michael Spolan
                              Title: General Counsel